EXHIBIT 21

                 BURR-BROWN CORPORATION AND SUBSIDIARIES



                                                 JURISDICTION
   NAME OF CORPORATION                          OF INCORPORATION

1. Burr-Brown International Holding Corporation  Delaware

2. Burr-Brown Europe Limited                     United Kingdom

3. Burr-Brown Japan Limited                      Japan

4. Burr-Brown International S.A.                 France

5. Burr-Brown International S.R.L.               Italy

6. Burr-Brown International BV                   The Netherlands

7. Burr-Brown International GmbH                 Germany

8. Burr-Brown AG                                 Switzerland

9. Burr-Brown Foreign Sales Corporation          Barbados

10.Burr-Brown Pte Ltd                            Singapore

11.Burr-Brown  Ltd.                              Cayman Islands

12.Intelligent Instrumentation, Inc.             Arizona

13.Intelligent Instrumentation GmbH              Germany

14.Intelligent Instrumentation S.R.L.            Italy

15.Intelligent Instrumentation S.A.              France

16.Intelligent Instrumentation, Inc.
   Foreign Sales Corporation                     Barbados